CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014 relating to the consolidated financial statements of YOU On Demand Holdings, Inc. and its Subsidiaries (the “Company”) as of December 31, 2013 and for the year then ended.

/s/ UHY LLP
New York, New York
June 17, 2015